EXHIBIT 32.1

RULE 13a - 14(b) CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF

FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, the undersigned officers of Source Interlink Companies, Inc. (the "Corporation") hereby certify that the Corporation's Quarterly Report on Form 10-Q for the three months ended July 31, 2008 (the "Report") fully complies with the requirements of Sections 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated: September 5, 2008

/s/ Michael R. Duckworth
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Name:  Michael R. Duckworth
Title: Chairman of the Board of Directors

/s/ Marc Fierman
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Name:  Marc Fierman
Title: Chief Financial Officer